UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM SB-2 /A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Amendment #1)

ALCO, INC.

(Formerly Lotus Capital Corp.)

(Name of small business issuer in its charter)

Nevada	000-51105	11-3644700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong (Address of Principal Executive Office)

Suite 501, Bank of America Tower 12 Harcourt Road, Central Hong Kong (Address of Principal Place of Business or Intended Principal Place of Business)
Registrant’s Telephone Number, including area code: 852-2521-0373
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, par value $.001	5 00,000	$ 2 ..00	$ 1, 000,000	$

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion dated __________, 2006

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PROSPECTUS

500,000 SHARES OF

ALCO, INC.

A total of up to 500,000 shares will be offered and sold by the selling stockholders identified in this Prospectus.  The selling stockholders will determine when they will sell their shares.  The Company will not receive any proceeds from the sale of the shares offered and sold by selling stockholders.  Selling shareholders who sell under the terms of this prospectus will be required to sell at the disclosed fixed price of $2.00 per share.  This offering will terminate upon the earlier of (i) the date on which all selling shareholders have sold their shares or (ii) the first anniversary of the date of this prospectus.

There is currently no trading market for our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This p rospectus shall not be used before the effective date of the registration statement.

	Price to the Public	Net Proceeds to ALCO, INC.	Proceeds to Selling Shareholders
Per Share	$ 2 ..00	$0	$2.00

Total Amount ( 5 00,000 shares)	$ 1 ,000,000	$ 0	$1,000,000

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The date of this p rospectus is ________________, 2006

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Table of Contents

SUMMARY

1

THE COMPANY

1

THE OFFERING

2

SUMMARY FINANCIAL INFORMATION

2

RISK FACTORS

3

DETERMINATION OF OFFERING PRICE

11

PLAN OF DISTRIBUTION

12

SELLING SHAREHOLDERS

15

LEGAL PROCEEDINGS

15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

16

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

17

DESCRIPTION OF SECURITIES

17

INTEREST OF NAMED EXPERTS AND COUNSEL

18

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

19

DESCRIPTION OF BUSINESS

20

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

26

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

32

AVAILABLE INFORMATION

33

EXPERTS

33

LEGAL MATTERS

33

EXECUTIVE COMPENSATION

34

FINANCIAL STATEMENTS

35

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SUMMARY

This summary does not contain all the information that may be important for your consideration in investing in these securities. It only highlights selected information in this prospectus. You should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and other related notes to those statements before making an investment decision.

ALCO, INC.

Suite 501, Bank of America Tower

12 Harcourt Road, Central

Hong Kong

THE COMPANY

ALCO, Inc. ("we," "us," "our," the "Company" “ALCO”) was incorporated under the laws of the State of Nevada on June 7, 1999 under the name Sea Horse, Inc.  On September 20, 2004, we changed our name to Lotus Capital Corp.  On February 13, 2006, we changed our name to ALCO, Inc.

We were formed as a "blind pool" or "blank check" company whose business plan was to acquire one or more properties or businesses and to pursue other related activities intended to enhance shareholder value. From the date of incorporation until the closing of the s hare e xchange a greement with AL Marine Holdings, Ltd. in December 2005 , as described below, our only business activities were organizational activities directed at developing our business plan, raising initial capital and registering under the Securities Exchange Act of 1934.

On December 9, 2005, we completed an a greement for s hare e xchange with AL Marine and the individual shareholders of AL Marine, pursuant to which we acquired all of the issued and outstanding stock of AL Marine in exchange for the issuance of 9,766,480 shares of our common stock.  Upon completion of the closing, AL Marine became our wholly owned subsidiary.

AL Marine was incorporated for the purpose of acting as a holding company for interests in several affiliated operating businesses. AL Marine acquired 100% of the outstanding shares of Andrew Liu & Company, a Hong Kong corporation, 85% of the outstanding shares of EduShip Asia, Ltd., a Hong Kong corporation, and 60% of the outstanding shares of Chang An Consultants Limited, a Hong Kong corporation.

ALCO operates through its three wholly owned subsidiaries: Andrew Liu & Company, Chang An Consultants Ltd. and EduShip Asia Ltd.  These subsidiaries operate primarily in Hong Kong and China.

The majority of ALCO’s present business, which focuses on marine insurance brokerage is conducted through Andrew Liu & Company.  Andrew Liu & Company is an insurance broker who represents ship owners and companies in negotiating and placing insurance policies with marine insurers, as well as handling claims when they occur. Andrew Liu & Company does not provide insurance coverage but helps individuals and companies to find policies and acts as a liaison between the clients and the insurance providers when the client has a claim. Andrew Liu & Company generates revenue from commissions and fees on insurance calls/premiums purchased by its clients from the insurance providers. The revenue is commission-based and varies based on the call/premium rates in the market, which are set by the insurance providers.

Chang An Consultants Ltd is a joint venture with China Changjiang National Shipping (Group) Corporation (“the CSC Group”) and serves as a vehicle for the provision of marine insurance brokerage and other marine business services to the CSC Group.

EduShip Asia Ltd. is the exclusive agent for the Institute of Chartered Shipbrokers (UK) (“ICS”) in China and set up ICS’s first distant learning center in Shanghai, China.  EduShip Asia operates this learning center and receives revenues from students.

THE OFFERING

Common Stock Offered by Selling Shareholders	The selling shareholders are offering a total of up to 5 00,000 shares at a price of $ 2 ..00 per share.

Common Stock Outstanding	We currently have a total of 10,000,000 shares of common stock issued and outstanding.

No Trading Market

Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.  Following completion of this offering, ALCO intends to seek to have its shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote its shares thereon.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are (i) a lack of operating history, (ii) reliance on key personnel who do not have employment contracts, and (iii) all of our officers, directors, and operations are in Hong Kong or China.

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from ALCO’s financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.  All dollar amounts in this prospectus refer to United States dollars, unless otherwise indicated.

	Six months ended June 30 , 2006	Fiscal Year Ended December 31, 2005	Fiscal Year Ended December 31, 2004
Operating Statement Data
Revenues	$ 1,664,174	$3,005,350	$1,861,114
Operating Expenses	$ 846,935	$ 1,794,820	$1,864,473
Net Profit (Loss) from Operations	$ 817,239	$ 1,210,530	($3,359)
Balance Sheet Data
Total Assets	$ 4,396,498	$3,211,697	$1,840,633
Total Current Liabilities	$ 2,183,145	$1,712,503	$1,308,442
Shareholders Equity	$ 2,177,256	$1,491,503	$526,202

RISK FACTORS

THE SHARES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISK FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING ALCO’S BUSINESS AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

Risk Relating to ALCO’s Business

ALCO does not control the premiums on which its commissions are based, and volatility or decline in premiums may seriously undermine its profitability.

ALCO is an insurance broker that deals primarily with marine insurance. ALCO derives most of its revenues from commissions and fees for brokerage and consulting services. It does not determine insurance premiums on which commissions are generally based because the coverage providers determine these premiums .. Premiums are cyclical in nature and may vary widely based on market conditions , and premiums have decreased in the past ..  Insurance premium rates may decline as a result of a number of factors, including the expanded underwriting capacity of insurance carriers, consolidation of both insurance intermediaries and insurance carriers, and increased competition among insurance carriers.  Further, premium rates can vary based on the location and the characteristics of the item being insured.  ALCO’s commissions have not declined in the last three years, but there can be no guarantee that such commissions will not decline in the future.

In addition, as insurance carriers continue to outsource the production of premium revenue to non-affiliated agents or brokers such as ALCO, those insurance carriers may seek to reduce their expenses by reducing the commission rates payable to those insurance agents or brokers. The reduction of these commission rates may significantly undermine ALCO’s profitability.

ALCO is subject to insurance industry regulation worldwide. If it fails to comply with regulatory requirements, it may not be able to conduct its business.

Many of ALCO’s activities are subject to regulatory supervision in virtually all the countries in which it is based or its activities are undertaken. The countries in which ALCO primarily operates are China and Hong Kong.   Failure to comply with these regulations may lead to disciplinary action, including requiring clients to be compensated for loss, the imposition of penalties and the revocation of ALCO’s authorization to operate. As of the date of this registration statement, neither ALCO nor its subsidiaries have been subject to any such disciplinary action.  The regulations that govern the insurance industry are likely to change over time, and there is no assurance that we will be able to remain in compliance.  Changes in existing regulations which make compliance more costly or difficult, enactment of new regulations which are more restrictive than current regulations, or any failure to comply with new or existing regulations are likely to have a material adverse effect on us and could cause our business to fail.

ALCO’s business, results of operations, financial condition or liquidity may be materially adversely affected by errors and omissions and the outcome of potential claims and lawsuits.

ALCO is subject to various potential claims and lawsuits relat ed principally to alleged errors and omissions in connection with the placement of insurance and reinsurance in the ordinary course of business. Some of these claims might involve allegations against our employees or sub-agents for improperly placing coverage, failing to place coverage, failing to process claims on behalf or our clients, failing to provide insurance carriers with complete information, or failure to meet fiduciary duties in regard to money held on behalf of our clients.   Claimants may seek large damage awards , and these claims could involve potentially significant defense costs. .   ALCO has not incurred significant defense costs related to these items so it has not established any provision for these costs.

We currently have professional indemnity insurance coverage of $4,400,000.   While most of the errors and omissions claims made against ALCO have been covered by its professional indemnity insurance, ALCO’s business, results of operations, financial condition and liquidity may be adversely affected if , in the future , its insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which it self-insures. ALCO’s ability to obtain professional indemnity insurance in the amounts and with the deductibles it desires in the future may be adversely impacted by general developments in the market for such insurance or its claims experience. In addition, claims and lawsuits may harm ALCO’s reputation or divert management resources away from operating its business.

Competition in the industry is intense.  If ALCO is unable to compete effectively, it may lose market share, and its business may be materially adversely affected.

ALCO faces competition in the marine insurance brokerage field based on global capability, product breadth, innovation, quality of service and price. Some major international insurance brokers have global risk management services, as well as numerous specialists, regional and local firms.  These brokers include Aon, Marsh and Willis, who provide a wide range of insurances and are not focused on marine insurance. In addition, there are many existing and potential small and middle size broker age firms who compete with ALCO. O ther providers of global risk management services have substantially greater market shares than ALCO has. Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.  If ALCO is unable to compete effectively against these competitors, it will suffer lower revenue, reduced operating margins and loss of market share.

The loss of any member of ALCO’s senior management or a significant number of its sub-brokers could negatively affect its financial plans, marketing and other objectives.

The loss of or failure to attract key personnel could significantly impede ALCO’s financial plans, growth, marketing and other objectives. ALCO’s success depends to a substantial extent not only on the ability and experience of its senior management, particularly Andrew Liu and John Liu, but also on the individual brokers and teams that service its clients and maintain client relationships. Our subsidiary, Andrew Liu & Company, has at-will employment agreements with Andrew Liu and John Liu that are in effect until terminated by either party with three months notice.   The insurance brokerage industry has in the past experienced intense competition for the services of leading individual brokers and brokerage teams, and ALCO has lost key individuals and teams to competitors in the past. ALCO believes that its future success will depend in large part on its ability to attract and retain additional highly skilled and qualified personnel and to expand, train and manage its employee base. ALCO may not continue to be successful in doing so, because the competition for qualified personnel in its industry is intense.

Our revenue may be affected by fluctuations in exchange rates, and we may be exposed to currency conversion risks.  We may not be able to utilize potential profits in one currency to fund business operations in other currencies.  This would limit our ability to fund our business.

We record our finances and report our operations in U.S. dollars while our operations earn revenue and incur expenses primarily in Hong Kong dollars. Fluctuations in the exchange rate between Hong Kong dollars and U.S. dollars will affect the amount of dollars reported in our financial statements. We also anticipate that some of our business may be conducted in jurisdictions that could generate revenue, expenses and liabilities in other currencies, including Renminbi and other Asian currencies. Our business and operations may be affected should we not be able to obtain sufficient foreign currencies at acceptable rates to meet our foreign exchange needs. In addition, we may obtain revenue in one currency that we cannot use to fund business operations in another country.  Currency rate fluctuations could adversely affect any potential sales, cost of revenues, profit margins, and net income that we may have.  Fluctuations may also subject us to volatility in our financial reporting.  As a result, we will be subject to the effects of exchange rate fluctuations with respect to any of these currencies.  Exchange rate fluctuations have not materially impacted our business in the past.

We are subject to international economic and political risks, over which we have little or no control ..

In 2005, fourteen percent of our business originated in Hong Kong and seventy-nine percent of our business originated in China.  The remaining seven percent of our business originated in other Asian countries.  Doing business outside the United States, social and economic conditions subject us to various unique risks which often do not exist for companies doing business in western countries. This includes changing economic, political and social conditions, major work stoppages, armed conflicts and unexpected changes in laws relating to tariffs, trade restrictions, foreign investments, taxation and nationalization or other expropriation of private enterprises. We have no control over most of these risks and may be unable to anticipate changes in international economic, political and social conditions and, therefore, we would be unable to alter our business practices in time to avoid loss of assets and disruption or failure of our business. Nationalization or expropriation could even result in the total loss of our investment in certain countries.

Changes in Hong Kong’s political and legal condition could harm our business operations.

We conduct our business activities primarily in Hong Kong and China. Any changes in political, legal or other conditions in Hong Kong altering Hong Kong’s autonomy could have an adverse effect on our business operations and revenue.

There are political and economic risks of doing business in Mainland China.  If we encounter any of these risks, we may have to cease operations.

We conduct our business activities primarily in Hong Kong and China ..   There are political and economic risks of doing business in Mainland China. Changes in the economic and political situation in Mainland China may affect our customers and our business in Mainland China. The Chinese government is aggressive in reforming the legal and structural framework for doing business in Mainland China; however, many of these reforms are unprecedented or experimental and may be subject to refinement, change or reversal. We cannot assume that the Chinese government will continue to pursue a policy of economic reforms in Mainland China. Our revenue and profitability may be adversely affected by these changes.

U.S. investors may experience difficulties in attempting to enforce judgments based upon U.S. federal securities laws against our non-U.S. resident directors and us.

All of our operations are conducted through subsidiary corporations organized and located outside of the United States, and all of our assets and those of our subsidiaries are located outside of the United States.   In addition, all of our officers and directors are foreign citizens.  As a result, it may be difficult or impossible for U.S. investors to enforce judgments of U.S. courts for civil liabilities against us or against any of our individual directors or officers.   In addition, U. S. investors should not assume that courts in the countries in which our subsidiaries are incorporated or where the assets of our subsidiaries are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries based upon these laws.

Risk s Relating to ALCO’s Common Stock

Resale of ALCO’s shares may be difficult because there is no current market for its shares , and it is possible that no market will develop. This may reduce or limit the potential value of ALCO’s shares.

There is no current public market for ALCO’s shares of common stock, and there is no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of ALCO’s shares.  We have not applied to any exchange or electronic bulletin board for trading.  However, following completion of this offering, ALCO intends to seek to have its shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote its shares thereon.

The offering price for ALCO’s shares was arbitrarily determined, and the price may have no relation to any recognized criteria of value.

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

If a trading market develops for ALCO’s common stock, it is likely to be subject to the "Penny Stock" rules of the SEC.  The application of such rules would make transactions in ALCO’s stock cumbersome and may reduce the value of an investment in ALCO’s stock.

There is no current trading market for the s hares, and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00 per share , except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for ALCO’s stock as long as it is subject to the penny stock rules. In addition, holders of ALCO’s shares may have difficulty selling those shares because ALCO’s common stock will probably be subject to the penny stock rules.   We have not applied to any exchange or electronic bulletin board for trading. However, following completion of this offering, ALCO intends to seek to have its shares approved for trading on the over-the-counter bulletin board (“OTCBB”) by finding a broker who will make an application to quote its shares thereon.

ALCO’s management controls approximately 88% of its common stock ..  Management has control over shareholder decisions, including the election of directors. .. There is no assurance that the interests of ALCO’s management will not conflict with the interests of the other shareholders in the future.

ALCO’s management is able to exercise significant influence over all matters requiring shareholder approval, including the ability to elect the Board of Directors and to approve or prevent ALCO from taking significant corporate actions requiring director and shareholder approval.  ALCO’s executive officers, directors and affiliates currently beneficially own, in the aggregate, approximately 87.58% of its outstanding common stock. The share control owned by management could prevent ALCO from entering into transactions that could be beneficial to other shareholders because the interests of management could conflict with the interests of other shareholders.

DETERMINATION OF OFFERING PRICE

The offering price of $ 2 ..00 per share for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

PLAN OF DISTRIBUTION

The selling stockholders may sell their shares of common stock either directly or through a broker-dealer.

Broker-dealers may charge commissions to both stockholders selling common stock and purchasers buying shares sold by a selling stockholder. Neither we nor the selling stockholders can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. The selling stockholders and any underwriters, broker-dealers or agents that participate in the distribution of securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent required by laws, regulations or agreements we have made, we will file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares and in accordance with our obligation to file post-effective amendments to the prospectus as required by Item 512 of Regulation S-B. In addition to any other applicable laws or regulations, selling stockholders must comply with regulations relating to distributions by selling stockholders, including Regulation M under the Securities Exchange Act of 1934. Regulation M prohibits selling stockholders from offering to purchase and purchasing our common stock at certain periods of time surrounding their sales of shares of our common stock under this prospectus.

Some states may require that registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock. Some states may also require selling stockholders to sell their common stock only through broker-dealers.

The selling stockholders may also use Rule 144 under the Securities Act of 1933 to sell the shares if they meet the criteria and conform to the requirements of such Rule. However, an SEC staff interpretation issued in January, 2000, indicated that Rule 144 is not available for resales of shares which were originally issued to, or acquired from, promoters or affiliates of blank check companies because the holders of such shares may be deemed to be underwriters.   To the extent any of the selling shareholders could be deemed to have been promoters or affiliates of the Company as a blank check entity, or to have acquired their shares from a promoter or affiliate of the Company as a blank check entity, they may not be able to rely on Rule 144 to make resales of shares.  Instead, they will be required to offer and sell shares only pursuant to an effective registration statement.

Offers or sales of the shares have not been registered or qualified under the laws of any country other than the United States. To comply with certain states' securities laws, if applicable, the shares will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. There can be no assurance that the selling stockholders will sell any or all of the shares offered by them hereunder.

We will not receive any proceeds from the sale of the shares by the selling stockholders pursuant to this prospectus.

SELLING SHAREHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of the common stock by the selling shareholders. None of the selling shareholders are broker-dealers or affiliates of broker-dealers.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

	Ownership Before the Offering			Ownership After the Offering
Name	Shares	Percentage of Class	Shares to be Offered	Shares	Percentage of Class
Mdm Yap SM	200,000	2.0%	200,000	0	0%
Strong Win Limited (1)	150,000	1.5%	150,000	0	0%
Wilson Cheung	75,000	0.75%	75,000	0	0%
Lam Wah	75,000	0.75%	75,000	0	0%

(1) The control persons of Strong Win Limited are Terence Yap and Eppie Wong.

LEGAL PROCEEDINGS

ALCO is not a party to any pending legal proceedings, and no such proceedings are known to be contemplated. None of ALCO’s directors, officers or affiliates, and no owner of record or owner of more than five percent (5%) of its securities, or any associate of any such directors, officer or security holder is a party adverse to ALCO or has a material interest adverse to it in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving ALCO are as follows:

Name	Age	Position	Director/Officer Since
Andrew Liu Fu Kang	44	President and Chairman of the Board	2005
John Liu Shou Kang	45	Director	2005
Yip Kam Ming	36	Chief Financial Officer, Secretary	2005

Biographical Information

Mr. Andrew Liu Fu Kang, is the founder and Chairman of AL Marine and is the  Chairman and President of ALCO ..  He is responsible for the overall management, development, and strategic planning of AL Marine.  He also oversees certain key client accounts and is frequently consulted on insurance claims of a more complex nature.  Before establishing AL Marine, he worked for Richard Hogg International Adjusters in London and Stevens Elmslie & Co. in Hong Kong for a total of 6 years handling all aspects of shipowners’ rights under the hull policy and vis-à-vis third parties, such as salvage, legal defense work and arbitrations.  He was awarded an honors degree in Naval Architecture & Shipbuilding from the University of Newcastle Upon Tyne, U.K, a Master’s degree in Marine Law from Cardiff University, U.K and a Diploma in International Trade Law from the City of London Polytechnic.  He passed the Common Professional Exams in Law from Manchester Polytechnic.  He is a member of the Chartered Insurance Institute and the Chartered Institute of Shipbrokers.  He is the brother of John Liu Shou Kang.

Mr. John Liu Shou Kang is a Director of AL Marine and is a Director and Vice President of ALCO.  He is responsible for the overall management of AL Marine, in particular, human resources and operational activities.  Prior to joining AL Marine’s predecessor company in 1990, he worked in Sembawang Shipyard, Singapore for 2 years and was in charge of the supervision of all aspects of ship repairs including, design, conversion and costing.  He later worked in Sembawang Shipping Co., Singapore for another 4 years as manager in charge of operations including charter parties, litigation and h ull and protection and indemnity claims.  He was awarded an honors degree in Naval Architecture & Shipbuilding from the University of Newcastle Upon Tyne, U.K and a Masters degree in International Shipping from Plymouth University, U.K.  He is the brother of Andrew Liu Fu Kang.

Mr. Yip Kam Ming is the Financial Controller of AL Marine and is the Chief Financial Officer and Secretary of ALCO ..  He started his career in the accounting and audit industry in 1989.  In 1993, he worked as a management accountant for Guangdong Investment Limited, a Hong Kong listed company. He assumed the responsibility of performing financial statement analysis and preparing management reports, as well as engaging in merger & acquisition and due diligence projects. In 1996, he was transferred to Guangdong Tannery

Limited, a subsidiary of Guangdong Investment, a Hong Kong Listed company that manufactures raw leather and retails leather products. He also worked as the Financial Controller and his responsibility was to manage the group’s finance. He was also involved in the company’s initial public offering and other merger and acquisition projects. In 2002, he began working for Intac International Holdings Limited (Intac), a US Nasdaq listed company, as a financial controller, where he oversaw the preparation of consolidation accounts and setup accounting procedures. He became the group financial controller of Intac in 2004.  In 2005, he became the group financial controller of AL Marine. He is a fellow member of the Association of Chartered Certified Accountants and a member of Hong Kong Institute of Certified Public Accountants. He was awarded a degree from the Curtin University of Technology and has a Masters degree in Corporate Finance from the Hong Kong Polytechnic University.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this report, the stock ownership of each executive officer of ALCO, of all the executive officers and directors of ALCO as a group, and of each person known by ALCO to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of ALCO, except as may be otherwise noted.

Name	No. of shares	Percent of Class

Andrew Liu, President and Chairman (1) Flat 3, 24/F., Blk A, Viking Garden, 42 Hing Fat Street, Hong Kong	6,203,668	62.04%

John Liu, Director (1) Flat 24, 12/F., 2 Mansfield Road, The Peak, Hong Kong	2,553,935	25.54%

Yip Kam Ming, Chief Financial Officer, Secretary (1) Flat 9C, Orchid Court, New Town Plaza III, Shatin, N.T., Hong Kong	0	0%

All Officers and Directors as a group (3 in number)	8,757,603	87.58%

(1) The person named is an officer, director, or both.

DESCRIPTION OF SECURITIES

Common Stock

The capitalization of ALCO consists of 50,000,000 authorized shares of $0.01 par value common stock, of which 10,000,000 shares are issued and outstanding, and 5,000,000 authorized shares of $0.01 par value preferred stock, of which no shares are issued and outstanding.

As of the date of this filing, there are no outstanding options, warrants, or other securities.

Voting Rights

Each record holder of c ommon s tock is entitled to one vote for each share held on all matters properly submitted to the stockholders for their vote. In the election of Directors, a plurality of the votes cast shall elect. In all other matters, the action shall be approved if the number of votes cast in favor of the action exceed the number of votes cast in opposition to the action.

Preemptive Rights ..

The holders of the common stock have no preemptive or other preferential rights to purchase additional shares of any class of ALCO's capital stock in subsequent stock offerings.

Liquidation Rights

In the event of the liquidation or dissolution of ALCO, the holders of the common stock are entitled to receive, on a pro rata basis, all assets of ALCO remaining after the satisfaction of all liabilities.

Conversion and Redemption

The shares of ALCO’s common stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of ALCO’s common stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

There is no provision in our governing documents that would delay, defer prevent a change in control of ALCO.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Pursuant to Section 78.751 of the Nevada Revised Statutes, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, ALCO has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2004, ALCO’s predecessor owed the following amounts to the following shareholders for dividends that were not paid: CSC Enterprise Development (HK) Co Ltd. -- $33,333, Andrew Liu -- $25,000, John Liu -- $25,000.  This was offset by the following amounts due from shareholders: Chiang Wei Heng -- $128 and Chin Tsu Kuan -- $64.  As of December 31, 2004, ALCO owed $83,141 to shareholders. Of this, $16,667 was reclassified as an amount due to a director, as discussed below.  During the year ended December 31, 2005, ALCO paid $57,692 to these shareholders, leaving a balance of $25,449 owed.  ALCO paid $33,333 to CSC Enterprise, $25,000 to John Liu, and $8,333 to Andrew Liu.  At the end of 2005, Chang An Consultants declared a divided of $64,103.  OF this, CSC Enterprise was entitled to $25,641 which has not been paid.  This is offset by the amounts still due from shareholders.  As of the end of the 2005 fiscal year, ALCO owed $25,449 to CSC Enterprise.

At the end of the 2004 fiscal year, ALCO owed $71,949 to Andrew Liu, a director.  During the year ended December 31, 2005, ALCO borrowed $17,906 more from Andrew Liu.  The Company repaid $16,667 to Mr. Liu during the three months ended June 30, 2006.  The total amount due to Andrew Liu, as of June 30, 2006, is $73,188.  This loan is unsecured, bears no interest, and has no fixed repayment terms. The increased loan was to reimburse the directors for expenses they incurred during their service to ALCO.

As of June 30, 2006, two shareholders, Chiang Wei Heng Henry and Chin Tsu-Kuang, owed ALCO a total of $192 for current accounts with EduShip Asia. These loans are unsecured, bear no interest, and have no fixed terms of repayment.

ALCO rents office space in Hong Kong and Shanghai from companies owned by the Directors of the Company.  As of June 30, 2006, ALCO had paid these companies a total of $113,845 in rent for the six month period ended June 30, 2006.

DESCRIPTION OF BUSINESS

BACKGROUND

ALCO

ALCO was incorporated under the laws of the State of Nevada on June 7, 1999 under the name Sea Horse, Inc. On September 20, 2004, ALCO changed its name to Lotus Capital Corp.  On February 13, 2006, ALCO changed its name to ALCO, Inc.

ALCO was formed as a "blind pool" or "blank check" company whose business plan was to acquire one or more properties or businesses and to pursue other related activities intended to enhance shareholder value.

From the date of its incorporation until the closing of the s hare e xchange a greement, described below, ALCO’s only business activities were organizational activities directed at developing its business plan, raising its initial capital and registering under the Securities Exchange Act of 1934.

In order to pursue its business plan and to expand ALCO’s business in China, o n November 22, 2005, ALCO entered into an a greement for s hare e xchange with AL Marine and the individual shareholders of AL Marine pursuant to which it agreed to acquire all of the issued and outstanding stock of AL Marine and $50,000 in cash in exchange for the issuance of 9,766,480 shares of ALCO’s par value $0.001 common stock.   The value of the ALCO shares was $9,766.   The closing under the a greement for s hare e xchange was completed on December 9, 2005, at which time AL Marine became a wholly-owned subsidiary of ALCO.    These negotiations were conducted at arms-length. Pursuant to the share exchange, ALCO received all of the assets and liabilities of AL Marine, consisting primarily of AL Marine’s ownership interests in three companies, as described below.

AL Marine

AL Marine was incorporated under the laws of the British Virgin Islands on May 30, 2005 for the sole purpose of acting as a holding company for interests in several affiliated operating businesses.  On July 15, 2005, AL Marine acquired 100% of the outstanding shares of Andrew Liu & Company, a Hong Kong corporation, 85% of the outstanding shares of EduShip Asia, Ltd., a Hong Kong corporation, and 60% of the outstanding shares of Chang An Consultants Limited, a Hong Kong corporation.    The business of ALCO will now be carried on through AL Marine and its subsidiaries.

PRINCIPAL PRODUCTS AND SERVICES

The activities of ALCO are conducted through its wholly-owned subsidiary, AL Marine.  AL Marine’s revenues and operations are conducted through its subsidiaries, as discussed below.  Andrew Liu & Co. Ltd. generated 94.7% of ALCO’s revenue for the 2005 fiscal year. Chang An generated 5.28% of such revenue, and EduShip Asia generated 0.02 % of the revenue.

Andrew Liu & Company

AL Marine is principally engaged in the marine insurance brokerage business th r ough its wholly owned subsidiary, Andrew Liu & Company, which was formed in 1988 as an insurance brokerage firm specializing in marine hull protection and indemnity insurance.    Andrew Liu & Company began operations in Hong Kong , moved into China in 1991 , and expanded its operations in to South Korea in 1995.

Under Hong Kong regulations, a person who acts as an insurance broker must have authorization from the Insurance Authority or be a member of a body of insurance brokers approved by the Insurance Authority.  The Confederation of Insurance Brokers is such a body that has been approved by the Insurance Authority.  Andrew Liu & Company became a member of the

Confederation in Hong Kong in 1993. In order to be admitted to the Confederation, an insurance broker must meet minimum requirements in regard to qualifications and experience; capital and net assets; professional indemnity insurance; keeping of separate records; and the keeping of proper books and accounts.  These requirements are determined by the Insurance Authority.  If an insurance broker does not meet these standards, the Confederation can withdraw the insurance broker’s membership.

Insurance brokers represent the insured in negotiating and placing insurance coverage with insurers, as well as handling claims when they occur.  Insurance brokers generate revenue from commissions and fees on insurance premiums and earn interest on premiums held before remittance to the insurers.  Brokers do not offer the policies ; they only find policies for clients and act as a liaison between the insurer and the client during the claims process ..

Andrew Liu & Company places insurance coverage s with hull and machinery coverage providers and protection and indemnity coverage providers.  H ull and machinery policies cover the physical loss of or damage to the vessel arising from accidents, while protection and indemnity policies cover liabilities, losses, expenses and costs incurred in relation to injury or death on board.  Business from China-based clients accounts for over 9 0 % of the business of Andrew Liu & Company, Ltd.

While Andrew Liu & Company deals directly with most of its clients, it also engages two sub-brokers in China.  Marisk Limited is an exclusive sub-broker in Shandong province and Jiangsu Oriental Navigators Insurance Brokers is the other sub-broker.  The percentage of business of Andrew Liu & Company that is generated by the two sub-brokers are 11.11% and 0.81%, respectively.  Andrew Liu & Company does not have any written agreements with these sub-brokers, and the relationship with them could be terminated at any time without cause.  However, Andrew Liu & Company could replace these sub-brokers, if needed, so it would not suffer a material adverse effect if the relationships were terminated.

Andrew Liu & Company places insurance coverages with many different insurance providers.  For protection and indemnity insurance, the company places insurance with The West of England Ship Owners Insurance Association, American P&I Club, and The South of England Protection & Indemnity Association (Bermuda) Ltd., among others.  For hull and machinery coverage, Andrew Liu & Company places coverages with Spectrum Marine, Pierre Leblanc & Associations A.S.S., and Lloyd’s Underwriters, among others.  Andrew Liu & Company does not have any written agreements with these insurance providers.

 Strike Club

In 2002, the Strike Club appointed Andrew Liu & Company as its exclusive representative in China.   The Strike Club is an international insurer that was formed to cover losses that could occur in the marine industry, such as lost profits from labor strikes, which were not typically covered by other insurance.  The Strike Club is owned by its members and is a mutual insurer.   The Strike Club covers vessels’ loss of work resulting from delay due to strikes or other circumstances that are outside the control of the operator.  As the exclusive representative of the Strike Club in China under the 2004 contract , Andrew Liu & Company is the only channel through which any shipowner, charterer or insurance broker in China may place insurances with the Strike Club.  For each policy placed through it, Andrew Liu & Company takes 20% of the premium as its commission.  Pursuant to the 2004 contract, Andrew Liu & Company cannot place any business with any other company offering the same coverage as the Strike Club during the term of the agreement.  We do not pay Strike Club for this representation.

During 2005, our clients made 30 claims to the Strike Club, ten of which were paid for a total payment of approximately $247,000.

Our written contract with the Strike Club expired in 2004, and no new agreement has been created. However, we continue to operate as if the 2004 contract were still in effect.  Either party may terminate the relationship at any time, without cause.

During 2005, Andrew Liu & Company received $65,000 in commission income due to this agreement with the Strike Club.

EduShipAsia, Ltd.

AL Marine owns 85% of EduShipAsia Ltd.   On December 4, 2004, EduShipAsia Ltd. was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) ("ICS") to set up ICS's first distant learning center in Shanghai, China.   The distant learning center opened in March 2005.   ICS is an international professional body representing shipbrokers, managers, and agents throughout the world.   EduShipAsia’s agreement with ICS expires on December 4, 2007.

We believe that many students in China will take advantage of the ICS training being offered in their country because they will not be required to travel overseas.   As the exclusive agent of ICS in China, EduShip Asia plans to provide delivery of courses in accordance with the syllabus of ICS, promotion of membership in ICS, and management of the examination center.     Pursuant to its contract with ICS, EduShip Asia is required to provide seminars, review sessions, revision workshops and other assistance to the students who enroll in the learning center.  Students will be charged GBP165 (approximately US$308.80), of which GBP135 (approximately US$252.65) will be paid to ICS.  The fees may be revised in the future upon the agreement of both parties.  EduShip Asia is responsible for paying the set up and maintenance for the center.

EduShip Asia Ltd. has limited assets and its operations to date have not been significant.  As of December 31, 2005, EduShip Asia had net assets of $(12,927) with a cash balance of $3,432 and accounts payable of $2,309.

During the 2005 fiscal year, EduShip Asia received $518 from enrollment fees from this arrangement.  It spent approximately $12,855 setting up and maintaining the learning center.

CSC Group

AL Marine owns 60% of Chang An Consultants Ltd. , which participates in a joint venture with a large state-owned shipping group in China , the China Chanjiang Shipping Corporation (the "CSC Group").  Chang An Consultants , which was incorporated in Hong Kong in March 1999, acts as an in-house insurance brokerage firm and general consultant for the CSC Group.   Chang An Consultants looks for business opportunities for the CSC Group and uses the CSC Group’s connections in China to create business opportunities for other foreign shipping interests.

The CSC Group owns a substantial and growing fleet of ships, advertising space, and seafarers’ schools in China.  The CSC Group has a large share of the market in logistics, cruising, shipbuilding and other related businesses along the Changjang region in China and has expanded its businesses all over China ..  The CSC Group’s other business activities include shipbuilding, crane manufacturing, cruising, advertising, and seafarers’ training.

Chang An Consultants has no formal agreement with CSC.  In 2005, about 5.28% of ALCO’s revenue was generated from Chang An Consultants.

DESCRIPTION OF INDUSTRY

Marine Insurance Brokerage

Marine insurance is a mature industry, which is diverse in terms of types of coverage and insurers.  These different options are intended to suit the risk profile and requirements of different types of vessels, voyages, shipowners, and charterers.  Within marine insurance, the two most common forms of insurance are hull and machinery and protection and indemnity.   Hull and machinery policies cover the physical loss of or damage to the vessel arising from accidents, while protection and indemnity policies cover liabilities, losses, expenses and costs incurred in relation to injury or death.

Various insurers differ significantly in the coverages and options they provide.  Most shipowners and charterers rely on professional insurance brokers for advice to make an informed decision on the choice of insurer and coverage that will suit their needs.  Insurance brokers represent the insured in negotiating and placing insurances with the insurers. Brokers generate revenue primarily from commissions and fees on insurance calls and premiums.  Revenue is also generated from interest on calls and premiums held before remittance to the insurers and on claims held before payment to the insured.  Commission revenue varies based on the calls and premiums on the policies that are placed on behalf of clients.  When call and premium rates in the market rise, revenue for brokers increases, and revenue declines when call and premium rates decline.  The standard rate of commission for an insurance broker is approximately 10% on the call or premium of the insurance placed.

In addition, as part of the brokerage service, the brokers have a duty to make claims for their clients.  In doing so, they appraise the merits of the claim, devise a strategy for the claim and submit it to the insurer at the right place and in the correct form.

GOVERNMENT REGULATION

ALCO’s subsidiaries, Andrew Liu & Co. Ltd and Chang An Consultant Ltd, as members of Hong Kong Confederation of Insurance Brokers (“HKCIB”), must comply with the minimum requirements specified by the Insurance Authority under Section 70(2) of the Insurance Companies Ordinance of Hong Kong.  The minimum requirements specified by the Insurance Authority (“IA”) under Section 70(2) of the Insurance Companies Ordinance are:

(a)

To maintain paid up share capital or minimum net assets of HK$ 100,000

(b)

To maintain adequate accounting records to reflect the transactions of its business

(c)

To maintain client accounts in accordance with the minimum requirements specified by the IA under Section 70(2) of the Ordinance

(d)

To maintain a professional indemnity insurance policy in accordance with the minimum requirements specified by the IA under Section 70(2) of the ordinance.

These restrictions and other laws with which we must comply are subject to change.  Any change in these laws may cause our cost of doing business to increase or cause a change in the demand for our services.

CUSTOMERS AND MARKETING

While members of the senior management regularly appear at industry-targeted functions and speak at seminars organized for the shipping industry, ALCO believes that the best marketing channel is by word-of-mouth and clients’ referrals based on quality of service and results in providing a solution to difficult claims.  The very close-knit nature of the Chinese shipping community places ALCO in a good position.  This strategy has so far proven to be effective.

ALCO has had a customer retention rate of over 90% for the past three years ..  We anticipate that we will maintain this retention rate in the future because we have been able to maintain this rate in the past. In 2005, ALCO had over 200 customers, and its customers were mainly from China ..  ALCO obtains new clients through the channels of existing clients or sub-brokers.

COMPETITION

ALCO’s major competitors are large US insurance brokers such as Aon, Marsh and Willis, who provide a wide range of insurances and are not focused on marine insurance.  These competitors are much larger than ALCO and have access to significantly more financial resources than ALCO.  However, these competitors are international companies who focus on many different types of insurance.   We believe that AL Marine is one of the few insurance providers that specialize in the marine insurance business.

Competition for business is intense in all of ALCO’s business lines and in every insurance market, and other providers of global risk management services have substantially greater market shares than ALCO does. Competition on premium rates has also exacerbated the pressures caused by a continuing reduction in demand in some classes of business.  Additional competitive pressures arise from the entry of new market participants, such as banks, accounting firms and insurance carriers themselves, offering risk management or transfer services.

EMPLOYEES

At the time of this report, ALCO ha s 23 employees, including 12 in operations and 11 in general and administrative functions.  Nineteen employees are full time and four employees are part time.

PROPERTY AND FACILITIES

ALCO rents its facilities from companies owned by the directors of ALCO ..  As of December 31, 2005, ALCO leased approximately 4,536 square feet of office space for its operations. Its current leased properties are:

Location	Size	Description	Expiration of Lease

Central, Hong Kong	2,500 sq.ft	Headquarters	December 31, 2006

Shanghai, China	2,036 sq.ft	Office	December 31, 2006

The Hong Kong office is leased from Fortune Ocean Ltd., whose directors and shareholders are Andrew Liu, John Liu, and Madam Yap.  The Shanghai office is leased from Fortune Ocean Ltd. and First Pacific Development Ltd., whose directors are Andrew Liu and John Liu and whose shareholders are Fortune Ocean Ltd. and Madam Yap.   ALCO’s current total monthly rental payment is approximately US$14,200.  We intend to renew both of these leases upon their expiration.

REPORTS TO SECURITY HOLDERS

ALCO is subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, accordingly, files reports, information statements or other information with the Securities and Exchange Commission, including quarterly reports on Form

10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although ALCO may not be obligated to deliver an annual report to its shareholders, it intends to voluntarily send such a report, including audited financial statements, to its shareholders each year.  The public may read and copy any materials ALCO files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address is http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this report, including statements in the following discussion, which are not statements of historical fact, are what are known as “forward-looking statements,” which are basically statements about the future.  For that reason, these statements involve risk and uncertainty since no one can accurately predict the future.  Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects,” and the like, often identify such forward-looking statements, but are not the only indication that a statement is a forward-looking statement.  Such forward-looking statements include statements concerning ALCO’s plans and objectives with respect to the present and future operations of ALCO, and statements which express or imply that such present and future operations will or may produce revenues, income or profits.  Numerous factors and future events could cause ALCO to change such plans and objectives, or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits.  Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report and in ALCO’s other filings with the Securities and Exchange Commission.  No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

PLAN OF OPERATIONS

Our plan of operations for 2006 and for the twelve months following completion of this offering includes both expansion and improvement of our efficiency and cost competitiveness. This includes the formation of branch offices in other cities in China.  These branches will rent office space in existing buildings. We will determine how many offices to open based upon how much working capital we have at the time when we begin to open new offices.  Management will determine in which cities we will form branch offices.  We believe that this will greatly enhance the level of service that we provide to our customers in China and further expand our market share in the marine insurance business. Both the extent to which we are able to implement this plan of operations and the timing of its implementation will depend, largely, on the availability of working capital, which we may not have or be able to raise.  Because there is no assurance that working capital will be available to us, there is also no assurance regarding the extent to which we will be able to implement our plan of operations within the foreseeable future.

We do not plan to hire additional employees in the next twelve months.

We do not have any material off-balance sheet arrangements.

RESULTS OF OPERATIONS

Fiscal Year Ended December 31, 2005 Compared to Fiscal Year Ended December 31, 2004

Revenue: Revenue for the year ended December 31 2005, was $3,005,350 as compared to $1,861,114 for the same period in 2004. The increase of $1,144,236 or approximately 61% was due to a substantial increase in growth of our customer base in the insurance business and market share in China ..

Net Income before tax and minority interest: Net income before tax and minority interest for the year ended December 31, 2005 was $ 1,246,835 compared to $26,937 for the whole year of 2004.  The increase in the profit from operations was primarily due to an increase in business as well as a reduction of total expenses during the year.  As discussed below, operating expenses decreased.   Interest expense decreased from $15,285 for the year ended December 31, 2004 to $5,127 for the fiscal year ended December 31, 2005.  Interest income increased to $23,250 for the fiscal year ended December 2005, compared to $939 for the fiscal year ended December 2004.  Other income decreased from $44,642 for the year ended December 2004 to $18,182 for the year ended December 2005.

Operating expenses: Total operating expenses were $ 1,794,820 for year ended December 31, 2005, as compared to $1,864,473 for the same period in 2004.  The decrease of $ 69,653 or 4 % was primarily due to 2 factors: (1) Decrease of $807,378 of compensation expense, which has traditionally been paid as a dividend rather than salaries and wages as compensation for services rendered.  This dividend is considered a bonus compensation expense for accounting purposes.  In the future, the Company plans to compensate the officers with salaries and wages rather than the dividend ..  The total compensation for officers will decrease due to this change. (2) Increase of 737,725 of expenses in the area of staff cost, rent, and other expense which was related to revenue growth, as well as legal & professional fee which was related to company restructure. Depreciation decreased from $31,330 in 2004 to $24,861 in 2005.  Salaries increased from $220,994 for the 2004 fiscal year to $498,279 for the 2005 fiscal year.  Travel expenses increased from $128,158 in 2004 to $220,700 in 2005.  Rent decreased from $347,990 in 2004 to $266,230 in 2005.  During the fiscal year ended December 31, 2005, we had an exchange gain of $7,466, compared to an exchange loss of $2,069 for the fiscal year ended December 2004.  The Company's officers and directors are also shareholders of the Company. We anticipate that our operating expenses will increase in future periods, as we increase sales and marketing operations, and fulfill our obligation as a reporting company under the Exchange Act.

Six Month Period Ended June 30 , 2006 Compared to Six Month Period Ended June 30 , 2005

Revenue:    Total r evenue for the six month period ended June 30 , 2006 was $ 1,664,174 compared to $ 1,334,001 for the six month period ended June 30 , 2005.  The increase of approximately 25 % was due to increased in growth of our customer base in the insurance business and market share in China ..

Net income before tax and minority interest:  Net income before provision for income taxes and minority interest for the six month period ended June 30 , 2006 was $ 858,546 ..  Net income for the six month period ended June 30 , 2005 was $ 567,189 ..  The increase in the profit from operations was primarily due to increased business.  Revenue from website advertising increased from $0 for the six month period ended June 30, 2005 to $19,083 for the six month period ended June 30, 2006.  Interest income increased to $32,624 for the six months ended June 30, 2006 from $5,449 for the six month period ended June 30, 2005.

Operating expenses:  The operating expenses for the six month period ended June 30 , 2006 were $ 846,935 , and the operating expenses for the six month period ended June 30 , 2005 were $ 779,338 ..   The increase was primarily due to increases in salaries ($400,058 for the period ended June 30, 2006 compared to $192,594 for the period ended June 30, 2005) and rent ($178,769 for the six month period ended June 30, 2006 compared with $133,619 for the six month period ended June 30, 2005) which were partially offset by a decrease in bad debt expenses ($0 for the six month period ended June 30, 2006 compared with $34,901 for the six month period ended June 30, 2005) ..  The increase in salaries is due to ALCO’s former practice of paying officers through dividends, rather than salaries.  ALCO now pays officers through salaries instead of dividends.  The total compensation for officers has decreased due to this change.  Travel expenses increased from $96,686 for the six months ended June 30, 2005 to $109,062 for the six months ended June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

We maintained cash of $ 1,621,146 as of December 31, 2005.  As of June 30 , 2006, we had cash on hand (including cash in the bank) of approximately $ 2,243,423 ..

As of December 31, 2005, commissions receivable was $139,320 as compared to $188,496 for the same period in 2004. As of December 31, 2005, trade accounts payable and claims payable were $803,407 and $534,636, respectively, as compared to December 31, 2004 balances of $447,607 and $520,352. Each of these changes was due to the timing of commissions received from customers and the timing of making payments to insurer and claimants in relation to the year end.  As of March 31, 2006, commissions receivable was $326,935, trade accounts payable and claims payable were $306,703 and $740,596 respectively.

For the year ended December 31, 2005, cash provided by operating activities totaled $ 883,597 .. The receipt of funds was primarily due to net income for the year plus a decrease in commissions receivable and other receivables as well as an increase in trade accounts payable, claims payable, amount due to director, others payable and accrued expenses, partially offset by an increase in deposits and prepayments.  For the six months ended June 30 , 2006, cash provided by operating activities totaled $ 712,422 ..

For the year ended December 31, 2005, cash used in investing activities amounted to $19,594. The use of funds was for the purchase of office equipment.  For the six month period ended June 30 , 2006, cash used in investing activities amounted to $ 56,854 ..

For the year ended December 31, 2005, cash provided by financing activities amounted to $ 6,337 which was due to an increase in dividends paid to a minority shareholder, repayment of obligations under a finance lease, repayment of shareholders’ loan, repayment from a director’s loan , overdraft from bank , and proceeds from stock issuance ..   Cash used in financing activities for the six months ended June 30 , 2006 amounted to $ 33,291 ..

In 2004, ALCO’s predecessor owed the following amounts to the following shareholders for dividends that were not paid: CSC Enterprise Development (HK) Co Ltd. -- $33,333, Andrew Liu -- $25,000, John Liu -- $25,000.  This was offset by the following amounts due from shareholders: Chiang Wei Heng -- $128 and Chin Tsu Kuan -- $64.  As of December 31, 2004, ALCO owed $83,141 to shareholders. Of this, $16,667 was reclassified as an amount due to a director, as discussed below.  During the year ended December 31, 2005, ALCO paid $57,692 to these shareholders, leaving a balance of $25,449 owed.  ALCO paid $33,333 to CSC Enterprise, $25,000 to John Liu, and $8,333 to Andrew Liu.  At the end of 2005, Chang An Consultants declared a divided of $64,103.  OF this, CSC Enterprise was entitled to $25,641 which has not been paid.  This is offset by the amounts still due from shareholders.  As of the end of the 2005 fiscal year, ALCO owed $25,449 to CSC Enterprise.

As of December 31, 2004, ALCO owed $71,949 to Andrew Liu, a director.  During the year ended December 31, 2005, ALCO borrowed $17,906 more from Andrew Liu.  The Company repaid $16,667 to Mr. Liu during the three months ended June 30, 2006.  The total amount due to Andrew Liu, as of June 30, 2006, is $73,188.  This loan is unsecured, bears no interest, and has no fixed repayment terms. The increased loan was to reimburse the directors for expenses they incurred during their service to ALCO.

As of June 30, 2006, two shareholders, Chiang Wei Heng Henry and Chin Tsu-Kuang, owed ALCO a total of $192 for current accounts with EduShip Asia.  These loans are unsecured, bear no interest, and have no fixed terms of repayment.

ALCO rents office space in Hong Kong and Shanghai from companies owned by the Directors of the Company.  As of June 30, 2006, ALCO had paid these companies a total of $113,845 in rent for the six month period ended June 30, 2006.   For the year ended December 31, 2005, ALCO ’s balance sheet reflects total assets of $3,211,697 and total liabilities of $1,7 20,194 .. ALCO ha d bank and cash equivalents of approximately $ 1,621,146 as of December 31, 2005. ALCO has sufficient funds to satisfy its financial commitments and working capital requirements for the next twelve months.

During the year-end, ALCO had $17,904 of commitments for capital expenditures for office renovation and accounting software.  ALCO had off-balance sheet arrangements as well as lease commitments of a total of $15,384.  ALCO currently has working capital sufficient to fund these capital commitments.

For the six month period ended June 30 , 2006, ALCO ’s balance sheet (unaudited) reflects total assets of $ 4,396,498 and total liabilities of $ 2,191,801 ..   ALCO has cash and cash equivalents of approximately $ 2,243,423 as of June 30 , 2006.

CRITICAL ACCOUNTING POLICIES

Estimates And Assumptions

In preparing financial statements that conform to generally accepted accounting principles, management makes estimates and assumptions that may affect the reported amount of assets and liabilities.  Actual results could differ from these estimates.  Particularly, the areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

Earnings (Loss) Per Share

The e arnings/ (loss) per share is determined by dividing the net earnings (loss) by the weighted average number of outstanding shares during that period.

Currency

ALCO uses the Hong Kong dollar as its currency. The exchange rate for HK$ to US dollars has varied by very little during 2005, 2004, 2003 and 2002. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar.  Because there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.  There were no material gains or losses recognized as a result of translating foreign currencies to the U.S. or Hong Kong dollar.  No assurance can be given as to the future value of foreign currency and how fluctuations in such value could affect ALCO’s earnings.

The balance sheets of Andrew Liu & Co Ltd and Chang An Consultants Ltd were translated at year-end exchange rates. Income and expenses were translated at exchange rates in effect during the year, substantially the same as the year-end rates.

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed, and ALCO can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. ALCO keeps a policy cancellation reserve fund to use if policies are cancelled.  Subsequent commission adjustments are recognized upon notification from the insurance companies. Fee income is recognized as services are rendered.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standard (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.

Policy Cancellation Reserve

The cancellation reserve is based upon historical cancellation experience adjusted by known circumstances. The company keeps a policy cancellation reserve fund to use if policies are cancelled. Subsequent commission adjustments are recognized upon notification from the insurance companies.  To determine the amount of the reserve, ALCO assumes that the last year’s cancellation record is a reliable indicator to estimate the next year’s cancellation record.  Our cancellation reserve has been adequate for the past three years.  The estimated reserve is changed on an annual basis, but the method for determining the reserve does not change.

Balance brought forward at 2004	$18,353
Provision for the year 2005	$10,291
Balance carried forward at 2005	$28,644

Commissions Receivable

Commissions receivable are reported as net of premiums receivable from customers and premiums payable to  respective insurers and commissions payable to sub-brokers, if any, then less an allowance for any doubtful amounts.

We made allowance for doubtful accounts based on a review of all outstanding amounts on a monthly basis. Management judgment and estimates are made in connection with establishing the allowance for doubtful accounts. Specifically, we analyze the aging of receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and our operating results. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. The reserve for bad debts increased to $114,903 at December 31, 2005 from $56,829 at December 31, 2004. This increase represents 2% of total revenues and is due to the increasing level of sales revenue and its corresponding exposure. At December 31, 2005, commissions receivable, net of allowance for doubtful accounts, amounted to $139,320. We attribute the acceleration in collection of commissions receivable to our strengthened control over our sales and accounts.

		3 months		6 months		9 months		Over 9 months		Over 1 year
	Total	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Comm. Rec.	254,223	125,527	49%	21,769	9%	27,883	11%	20,833	8%	58,211	23%
Allowance	(114,903)			(7,976)		(27,883)		(20,833)		(58,211)
Net comm. Rec	139,320	125,527		13,793		0		0		0

The following list the aging of our commissions receivable as of December 31, 2005

We prepare the above consolidated aging based on the aging for each subsidiary in above format . As each subsidiary of the Company conducts business with different customers with different size and creditworthiness, and each subsidiary has different impact on and different relationship with their customers, we determine the allowance on an individual basis. Basically, we assign various rates to each of the aging group of AR and add up the products for respective aging group to the total allowance for doubtful accounts. Different subsidiaries have different rates for even the same aging category. In addition to that, we also consider the changes in specific financial condition of their customers if situation or events indicate that some accounts may pose unusual risk compared to others, additional allowance may be provided for those accounts.

Executive Compensation

ALCO's officers and directors are also shareholders of the company. Traditionally, ALCO has paid a dividend rather than salaries and wages as compensation for services rendered.  This dividend is considered a bonus compensation expense for accounting purposes.  In the future, ALCO plans to compensate the officers with salaries and wages rather than the dividend.  The director remuneration in 2005 was increased from $19,431 to $119,932, but compensation expense was decreased from $548,559 for the fiscal year 2004 to $75,948 for the 2005 fiscal year.  Officer and director compensation is now based on the market rate for the services rendered by the officers and directors, which is lower than the dividends that have previously been provided.

MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public trading market , and we have not applied for listing or quotation on any public trading market.  There is no assurance that any public market will be established or will develop for ALCO’s shares.

As of the date of this prospectus, we have a total of 10,000,000 shares of common stock issued and outstanding which are held by a total of 36 holders of record.   All such shares constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933.  A total of 233,520 of such shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, the holders of 215,000 of such shares are persons who may be deemed to have been promoters or affiliates of ALCO prior to the share exchange in December 2005, and may not be permitted to sell shares in reliance on Rule 144.  An SEC staff interpretation issued in January 2000, indicated that Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies because such persons may be considered to be underwriters.  The extent the holders of these 215,000 shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.  We have no agreement with these shareholders that requires us to file a registration statement for such shares, and we do not intend to do so.

We currently have no securities authorized for issuance under any equity compensation plans.  We do not anticipate declaring dividends in the foreseeable future.

TRANSFER AGENT

Our transfer agent is Liberty Transfer Co., 274B New York Avenue, Huntington, NY  11743.

AVAILABLE INFORMATION

ALCO is subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, ALCO files reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which ALCO filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

EXPERTS

ALCO ’s financial statements, which include the balance sheet as of December 31, 2005, and the related statements of operations, shareholders’ equity and cash flows for the year ended December 31, 2005, included in this prospectus are reliant on the audit report of Kempisty & Company, Certified Public Accountants P.C., independent certified public accountants, given on the authority of that firm’s opinion based on their expertise in accounting and auditing.

ALCO ’s financial statements for the fiscal year ended December 31, 2004, which include the balance sheet as of December 31, 2004, and the related statements of operations,

shareholders’ equity and cash flows for the year ended December 31, 2004, included in this prospectus are reliant on the audit report of Child, Sullivan & Company, Certified Public Accountants P.C., independent certified public accountants, given on the authority of that firm’s opinion based on their expertise in accounting and auditing.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation awarded to, earned by, or paid to any of ALCO’s officers and directors for all services rendered to ALCO and its consolidated subsidiaries, in all capacities for the fiscal years ended December 31, 2002, 2003, 2004 and 2005.

Name and Principal Position	Year	Salary	Other Compensation
Andrew Liu, Chairman	2002 2003 2004 2005	8,757 4,482 4,482 64,561	228,308 (1) 333,938 (2) 459,427 (3) 10,356 (4)
John Liu, Director	2002 2003 2004 2005	13,719 14,695 14,949 55,371	74,686 (5) 119,070 (6) 89,132 (7) 65,592 (8)
Yip Kam Ming, CFO	2002 2003 2004 2005	- - - 17,270	- - - 385 (9)

(1)

Includes dividends of $228,020 paid by a subsidiary and Mandatory Provident Fund (as described below) contributions of $288.

(2)

Includes dividends of $333,938 paid by Company subsidiaries

(3)

Includes dividends of $459,427 paid by Company subsidiaries

(4)

Includes expense reimbursement of $9,475 and Mandatory Provident Fund contributions of $881

(5)

Includes expense reimbursement of $74,000 and Mandatory Provident Fund contributions of $686

(6)

Includes dividends of $42,450 paid by a subsidiary, expense reimbursement of $75,795 and Mandatory Provident Fund contributions of $735.

(7)

Includes dividends of $25,000 paid by a subsidiary, expense reimbursement of $63,385 and Mandatory Provident Fund contributions of $747

(8)

Includes expense reimbursement of $64,400 and Mandatory Provident Fund contributions of $1,192

(9)

Includes Mandatory Provident Fund contributions of $385

The Mandatory Provident Fund is a compulsory savings/retirement scheme for the residents of Hong Kong. Most employees and employers are required to contribute monthly to schemes provided by government approved private organizations.  Contributions are based on a percentage of an employee’s salaries.  The contribution vests fully with the employee immediately upon payment into the scheme.

Our subsidiary, Andrew Liu & Company, has entered into written employment agreements with Andrew Liu and John Liu.  The agreements remain in effect until terminated by either party with three (3) months notice.  The agreement sets out the duties of the officers, their compensation (as stated above), and their benefits (20 days of vacation time, health insurance, 2 days of sick time per month, etc.).  Pursuant to the agreement, the officers cannot conduct marine insurance brokering or any other business conducted by the Company in the Hong Kong area for a period of two years after the termination of the employment agreement.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS   JUNE 30, 2006 (UNAUDITED)  37

CONSOLIDATED BALANCE SHEET  (UNAUDITED)

38

CONSOLIDATED STATEMENTS OF OPERATIONS  (UNAUDITED)

40

CONSOLIDATED STATEMENTS OF CASH FLOWS  (UNAUDITED)

41

NOTES TO FINANCIAL STATEMENTS

43

CONSOLIDATED FINANCIAL STATEMENTS   DECEMBER 31, 2005

53

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

54

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

55

CONSOLIDATED BALANCE SHEET

56

CONSOLIDATED STATEMENTS OF OPERATIONS

57

CONSOLIDATED STATEMENTS OF CASH FLOWS

58

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)  FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

59

NOTES TO FINANCIAL STATEMENTS

60

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30 , 2006 (UNAUDITED)

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
(UNAUDITED)

June 30,
ASSETS	2006
Current Assets:
Cash and cash equivalents (Note 3)	$2,243,423
Commissions receivable, net (Note 5)	308,876
Enrollment fee receivable	597
Total current assets	2,552,896

Property, plant and equipment, net (Note 6)	76,607

Other assets
Deposit and prepayment	67,739
Restricted Cash (Note 4)	1,697,197
Other Receivable	1,867
Due from shareholders (Note 8)	192
Total other assets	1,766,995

Total Assets	$4,396,498

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank over draft (Note 7)	$44,565
Trade accounts payable	496,620
Claims payable	1,264,528
Other payable	-
Accrued expenses	3,000
Deferred revenue	8,917
Due to directors (Note 9)	73,188
Income tax payable	290,628
Current portion of obligation from hire purchases lease	1,699
Total Current Liabilities	2,183,145

Long term portion of obligation from hire purchase lease	8,656

Minority interest	27,441

Commitments and contingencies (Note 11)	-

Stockholders' Equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001, 50,000,000 shares authorized;
10,000,000 shares issued and outstanding as of March 31, 2006	10,000
Additional Paid-in capital	50,513
Retained earnings	2,116,743
Stockholders' Equity	2,177,256
Total Liabilities and Stockholders' Equity	$4,396,498

See Notes to Financial Statements

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six Months Ended
	June 30,
	2006	2005
Revenues
Commission income	$1,606,341	$1,325,670
Consulting income	38,231	8,331
Website advertising	19,083	-
Enrollment Fee income	519	-
Total revenues	1,664,174	1,334,001

Operating Expenses
Salaries	400,058	192,594
Travel expenses	109,062	96,686
Rents	178,769	133,619
Bad debt expenses	-	34,901
Depreciation	7,881	10,402
Exchange loss (gain)	5,105	1,732
Other general and administrative	146,060	309,404
Total Operating Expenses	846,935	779,338

Income (Loss) from Operations	817,239	554,663

Other Income (Expense)
Other income	11,214	9,567
Interest income	32,624	5,449
Interest expense	(2,531)	(2,490)
Total other income (expenses)	41,307	12,526

Income (Loss) before provision
for Income Taxes and Minority Interest	858,546	567,189

Provision for Income Taxes	153,044	110,208

Income (loss) before Minority Interest	705,502	456,981

Minority Interest	19,749	21,635

Net Income (Loss)	$685,753	$435,346

Basic and fully diluted earnings per share	$0.07	$0.04

Weighted average shares outstanding	10,000,000	10,000,000

See Notes to Financial Statements

ALCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended
	June 30,
	2006	2005
Operating Activities
Net income	$685,753	$435,346
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation	7,881	10,402
Minority interest (income)	19,749	21,635
Adjustment of minority interest
Changes in operating assets and liabilities:
(Increase)/decrease in commission receivable (net)	(169,557)	6,117
(Increase) in restricted cash	(348,287)	(415,813)
(Increase) in enrollment fee receivable	(596)	-
(Increase)/decrease in deposit and prepayment	1,830	(28,462)
(Increase) in other receivable	-	(27,381)
Increase/(decrease) in accounts payable	(306,787)	307,713
Increase/ in claims payable	729,892	105,529
Increase/(decrease) in other payable	(31,648)	8,333
(Decrease) in accrued expenses	(37,769)	(8,059)
Increase in deferred income	8,917	-
Increase in income tax payable	153,044	95,091
Net cash provided by operating activities	712,422	510,451

Investing Activities
Purchase of fixed assets	(56,854)	(3,010)
Net cash (used) by investing activities	(56,854)	(3,010)

Financing Activities
Bank overdraft	-	43,720
Repayment of bank overdraft	(1,337)	-
Loan from obligations under finance leases	10,355	(8,484)
Repayment of amount due to shareholder	(25,642)	(81,958)
Repayment of amount due to director	(16,667)	(9,030)
Net cash (used) by financing activities	(33,291)	(55,752)

Increase in cash	622,277	451,689

Cash at beginning of period	1,621,146	750,807
Cash at end of period	$2,243,423	$1,202,496

Supplemental Disclosures of Cash Flow Information:
Cash paid (receive) during year for:
Interest	$2,531	$2,490
Income taxes	$-	$15,116

See Notes to Financial Statements

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 1- ORGANIZATION AND OPERATIONS

Description of Business

ALCO, Inc., (the "Company") was incorporated under the laws of the State of Nevada on June 7, 1999 as Seahorse, Inc. and changed its name to Lotus Capital Corp. on September 20, 2004.  The Company changed its name to ALCO, Inc. on January 7, 2006.

The Company is principally engaged in the marine insurance brokerage business in the Asia Pacific region, through its wholly owned subsidiary, AL Marine Holdings (BVI), Ltd., a British Virgin Islands corporation ("AL Marine").

Under the terms of the Agreement for the Share Exchange, Lotus has agreed to acquire all of the issued and outstanding stock of AL Marine and $50,000 in a share exchange transaction, in return for the issuance of 9,766,480 shares of stock of Lotus. Upon closing under the Agreement for Share Exchange, AL Marine would become a wholly-owned subsidiary of Lotus.

AL Marine is the 100% owner of Andrew Liu and Co., Ltd., a corporation principally engaged in the business of marine insurance brokerage in Asia.  AL Marine owns 60% of Chang An Consultants Ltd., a joint venture with China Changjiang National Shipping Corporation (“CSC Group”) that serves as a vehicle for the provision of marine insurance brokerage and other marine business services by AL Marine.  AL Marine owns 85% of EduShipAsia Ltd.  In 2005 and 2004, EduShipAsia Ltd. was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) ("ICS") to set up ICS's first distant learning center in Shanghai, PRC.

ALCO, Inc. and AL Marine are hereafter collectively referred to as the Company.

Control by Principal Stockholders

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding share capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of the Company's assets.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in Hong Kong,  a Special Administrative Region of the People's Republic of China ("PRC"), and its revenues are derived from its operations therein.  The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Hong Kong Accounting Standard" ("HKAS").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the HKAS.  The difference between HKAS accounts of the Company and its US GAAP financial statements is immaterial.

The Company maintains its books and accounting records in Hong Kong dollar ("HK$"), which is determined as the functional currency.  Assets and liabilities of the Company are translated at the prevailing exchange rate at each year-end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are include in the cumulative translation adjustment account in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash.  Exposure to losses on receivables is dependent on each customer's financial condition.  The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results, when ultimately realized could differ from those estimates.

Significant Estimates

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed and the Company can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. The policy cancellation reserve is periodically evaluated and adjusted as necessary. Subsequent commission adjustments are recognized upon notification from the insurance companies. Commission revenues are reported net of commissions paid to sub-brokers. Consulting income is recognized as services are rendered.

Cash and Cash Equivalents

The Company invests idle cash primarily in money market accounts, certificates of deposit and short-term commercial paper. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Commissions Receivable

Commissions receivable are reported as net of premiums receivable from customers and premiums payable to  respective insurers and commissions payable to sub-brokers, if any, then less an allowance for any doubtful amounts.

We made allowance for doubtful accounts based on a review of all outstanding amounts on a monthly basis. We analyze the aging of receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and the allowance. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances will be made.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.  The annual percentages applied are:

Motor vehicles	20%
Furniture and fixtures	15%
Office equipment	15%
Leasehold improvements	20%

Accounts Payable and Claims Payable

In its capacity as an insurance agent or broker, the Company collects premiums from customers and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of customers. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit premiums is recorded as accounts payable and the obligation to remit claims and refunds is recorded as claims payable on the balance sheet.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Pension Costs

Mandatory contributions are made to the Hong Kong's Mandatory Provident Fund (MPF), based on a percentage of the employees' basic salaries.  The cost of these payments are charged to the profit and loss accounts as they become payable in accordance with the rule of the MPF Scheme.  The employer contributions vest fully with the employees when contributed into the MPF Scheme.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.  The effective tax rate was 17.5% in 2006 and 2005.

The Company did not provide any current or deferred income tax provision or benefit for any period presented to date because book income is substantially equal to taxable income, with only minor timing differences with regard to the depreciation of fixed assets. Management has determined that any deferred tax asset or liability is inconsequential, and not material to the financial statements.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at June 30, 2006, due to the relatively short-term nature of these instruments.

Interim Financial Information

The unaudited interim financial statements have been prepared in accordance with United States generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position, results of operations and cash flows as at June 30, 2006, and 2005, have been included.  Readers of these financial statements should note that the interim results for the six  month period ended June 30, 2006, are not necessarily indicative of the results that may be expected for the fiscal year as a whole.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Valuation of Long-Lived Assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Related Party Transactions

The captions "Due from directors" and "Due from shareholders" represent loans receivable that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore are not considered current assets.

The captions "Due to directors" and  "Due to shareholders" represent loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand.

The Company rents office space in Hong Kong and Shanghai from a company owned by directors of the Company.

Foreign Currency and Other Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Hong Kong dollar (HK$). The financial statements are translated into US dollars from HK$ at period end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The Hong Kong Monetary Authority (HKMA), Hong Kong's central bank, maintain a Linked Exchange Rate System since 1983. The HKMA operates Convertibility Undertakings on both the strong side and the weak side of the Linked Rate of US$1:HK$7.8.  In fact, the exchange rate for HK$ to US dollars has varied by only 100ths during the period of 2006 and 2005. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

Foreign currency transactions are those that required settlement in a currency other than HK$. Gain or loss from foreign currency transactions, or exchange loss, are recognized in income in the period they occur.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 2-

SIGNIFICANT ACCOUNTING POLICIES (continued)

Reverse Stock Split

On August 11, 2005, our Board of Directors approved a 10-for-1 reverse stock split of our outstanding shares of capital stock.  The reverse stock split became effective on September 26, 2005.  All share and per share information included in these consolidated financial statements have been adjusted to reflect this reverse stock split.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of 30 June, 2006, there are no potentially dilutive securities issued and outstanding.

Note 3-

CASH

Cash consists of the following:	June 30,

2006

Cash on hand	$4,049
Cash in Bank
Bank of America Asia Ltd	2,233,966
Bank of China	5,408
$2,243,423

Cash balances are held principally at one financial institution and are not insured.  The Company believes it mitigates its risk by investing in or through major financial institutions.  Recoverability is dependent upon the performance of the institution.

Note 4-

RESTRICTED CASH

Restricted cash are cash balances held by a bank, mainly consisting of premium collected from customers and payable to issuers, and claims received from issuers and payable to policyholders.  The restricted cash balance was $1,697,197 as of June 30, 2006.

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 5-

COMMISSIONS RECEIVABLE

Commissions receivable consist of the following:	June 30,

2006

Commissions receivable	$411,071
Less: allowances for doubtful accounts	102,195
$308,876

Note 6-

PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment consist of the following at June 30,2006:

Furniture and fixtures	$153,861
Office equipment	106,744
Leasehold improvements	86,452
347,057
Less: Accumulated depreciation	270,450
$76,607

Depreciation expense for the six months ended June 30, 2006 and 2005 was $7,881 and $10,402, respectively.

Note 7-

BANK OVERDRAFT

The Bank Over Draft consist of the following as of June 30, 2006:

	Loan		Monthly
Financial Institutions	Amount	Duration	Interest Rate	Collateral *
United Oversea Bank		Repayable on demand	3% over Prime Lending rate
$12,821
		Repayable on demand	2% over Prime Lending rate
31,744
$44,565

(*) Pledged of GBP 26,000 certificate of deposit (CD) in the name of third parties and Personal guarantee for $12,821 signed by third parties

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 8-

DUE FROM SHAREHOLDERS

Due from shareholders consists of the following:	June 30,
2006

Chiang Wei Heng Henry	$128
Chin Tsu- Kuang	64
$192

Note 9-

DUE TO DIRECTORS

Due to directors consists of the following:	June 30,
2006

Andrew Liu Fu Kang	$73,188
$73,188

Note 10-

RELATED PARTY TRANSACTION

The Company rents office space in Hong Kong and Shanghai from companies owned by directors of the Company.  The relevant rent expenses consist of following:

		June 30,
		2006	2005
Location	Landlord

HK Office Room 501 and 502A	Fortune Ocean Ltd	$55,538	$68,561
HK Office Room 502B	Fortune Ocean Ltd	17,538	-
Shanghai Office and quarter	Fortune Ocean and Andrew
		30,769	15,385
	First Pacific Development Ltd
HK Director (Andrew) quarter		10,000	-
		$113,845	$83,946

ALCO, INC. AND SUBSIDIARIES

NOTES TO FINANCIAL STATEMENTS

(UNAUDITED)

Note 11-

COMMITMENTS AND CONTINGENCIES

The Company's business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company's results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

ALCO, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2005

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037          PHONE: (801) 927-1337  FAX: (801) 927-1344

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED

Hong Kong

We have audited the accompanying statements of operations, stockholders’ equity and cash flows of ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED (predecessor companies of ALCO, INC.) for the year ended December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of ANDREW LIU & COMPANY LIMITED and CHANG AN CONSULTANTS LIMITED for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company

Kaysville, Utah

November 2, 2005

KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 - FAX (212) 513-1930

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

ALCO, Inc.

F/K/A Lotus Capital Corp.

We have audited the accompanying consolidated balance sheet of ALCO, Inc. f/k/a Lotus Capital corp. as of December 31, 2005, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ALCO, Inc. at December 31, 2005, and the results of its' operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Kempisty & Company

Certified Public Accountants PC

New York, New York

February 28, 2006

ALCO, INC.

CONSOLIDATED BALANCE SHEET

December 31,
2005
ASSETS
Current Assets:
Cash and cash equivalents (Note 3)	$1,621,146
Commissions receivable, net (Note 5)	139,320
Prepaid taxes	3,252
Total current assets	1,763,718

Property, plant and equipment, net (Note 6)	27,633

Other assets
Deposit and prepayments	69,569
Restricted Cash (Note 4)	1,348,910
Other receivable	1,867
Total other assets	1,420,346

Total Assets	$3,211,697

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Bank over draft (Note 7)	$45,903
Trade accounts payable	803,407
Claim payable	534,636
Other payable	31,648
Accrued expenses	40,769
Due to shareholders (Note 8)	25,449
Due to directors (Note 9)	89,855
Income tax payable	140,836
Total Current Liabilities	1,712,503

Minority interest	7,691

Commitments and contingencies (Note 14)	-

Stockholders' Equity:
Preferred stock, par value $0.01, 5,000,000 shares authorized;
no shares issued and outstanding	-
Common stock, par value $0.001, 50,000,000 shares authorized;
10,000,000 shares issued and outstanding as of December 31, 2005	10,000
Additional Paid-in capital	50,513
Retained earnings	1,430,990
Stockholders' Equity	1,491,503
Total Liabilities and Stockholders' Equity	$3,211,697

See Notes to Financial Statements

ALCO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended
	December 31,
	2005	2004

Revenues
Commission income	$2,993,075	$1,818,484
Consulting income	11,757	42,630
Enrolment Fee income	518
Total revenues	3,005,350	1,861,114

Operating Expenses
Salaries	498,279	220,994
Travel expenses	220,700	128,158
Rents	266,230	347,990
Compensation expenses (Note 10)	-	807,378
Bad debt expenses	130,730	98,273
Depreciation	24,861	31,330
Exchange loss(gain)	(7,466)	2,069
Other general and administrative	661,486	228,281
Total Operating Expenses	1,794,820	1,864,473

Income (Loss) from Operations	1,210,530	(3,359)

Other Income (Expense)
Interest income	23,250	939
Other	18,182	44,642
Interest expense	(5,127)	(15,285)
Total operating expenses	36,305	30,296

Income (Loss) before provision
for Income Taxes and Minority Interest	1,246,835	26,937

Provision for Income Taxes	294,190	147,119

Income (loss) before Minority Interest	952,645	(120,182)

Minority Interest	(27,344)	2,654

Net Income (Loss)	$925,301	$(117,528)

Basic and Fully Diluted Earnings per Share	$0.09	$(0.01)

Weighted average shares outstanding	9,933,333	9,900,000

See Notes to Financial Statements

ALCO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31,
	2005	2004
Operating Activities
Net income (loss)	$925,301	$(117,528)
Adjustments to reconcile net income (loss) to
net cash provided (used) by operating activities:
Depreciation	24,861	31,330
Minority interest (income)	27,344	(2,654)
Adjustment of minority interest		192
Changes in operating assets and liabilities:
(Increase)/Decrease in commission receivable (net)	49,176	109,871
(Increase)/Decrease in restricted cash	(573,383)	(271,748)
(Increase)/Decrease in deposit and prepayment	(57,185)	35,349
(Increase)/Decrease in other receivable	29,921	98,688
Increase/(Decrease) in accounts payable	355,800	195,878
Increase/(Decrease) in claims payable	14,284	110,390
Increase/(Decrease) in other payable	18,955	(7,453)
Increase/(Decrease) in accrued expenses	32,710	(64,236)
Increase/(Decrease) in due to directors	35,813	81,702
Net cash provided by operating activities	883,597	199,781

Investing Activities
Purchase of fixed assets	(19,594)	(8,020)
Net cash (used) by investing activities	(19,594)	(8,020)

Financing Activities
Proceeds from stock issuance	40,000	-
Overdraft from bank	45,903	-
Dividend paid to minority shareholders	(25,641)	-
Repayment of obligations under finance leases	(14,139)	(16,967)
Loan from shareholders	-	52,625
Repayment of shareholders' loan	(57,692)	-
Loan to directors	-	(60,636)
Repayment from directors' loan	17,906	-
Loan from related parties	-	349,869
Net cash provided (used) by financing activities	6,337	324,891

Increase in cash	870,340	516,652

Cash at beginning of period	750,806	234,154
Cash at end of period	$1,621,146	$750,806

Supplemental Disclosures of Cash Flow Information:
Cash paid (receive) during year for:
Interest	$5,127	$15,285
Income taxes	$258,376	$65,417

See Notes to Financial Statements.

ALCO, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

					Accumulated
	Common Stock		Additional	Retained	Other
	$0.001 Par Value		Paid-in	Earnings	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total

Balances at January 1, 2004	10,000	$10,000	$10,513	$623,217	$-	$643,730

Common stock issued for
acquisition of AL Marine Holdings
(BVI), Ltd. (reverse merge)	9,766,480	9,766	-	-	-	9,766

Reverse merger adjustment	123,520	(9,866)	100		-	(9,766)

Net loss	-	-	-	(117,528)	-	(117,528)

Balances at December 31, 2004	9,900,000	9,900	10,613	505,689	-	526,202

Stock issuance	100,000	100	39,900	-	-	40,000

Net income	-	-	-	925,301	-	925,301

Balances at December 31, 2005	10,000,000	$10,000	$50,513	$1,430,990	$-	$1,491,503

See Notes to Financial Statements

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND OPERATIONS

Description of Business

ALCO, Inc., (the "Company") was incorporated under the laws of the State of Nevada on June 7, 1999 as Seahorse, Inc. and changed its name to Lotus Capital Corp. on September 20, 2004.  The Company changed its name to ALCO, Inc. on January 7, 2006.

The Company is principally engaged in the marine insurance brokerage business in the Asia Pacific region, through its wholly owned subsidiary, AL Marine Holdings (BVI), Ltd., a British Virgin Islands corporation ("AL Marine").

Under the terms of the Agreement for the Share Exchange, Lotus has agreed to acquire all of the issued and outstanding stock of AL Marine and $50,000 in a share exchange transaction, in return for the issuance of 9,766,480 shares of stock of Lotus. Upon closing under the Agreement for Share Exchange, AL Marine would become a wholly-owned subsidiary of Lotus.

AL Marine is the 100% owner of Andrew Liu and Co., Ltd., a corporation principally engaged in the business of marine insurance brokerage in Asia.  AL Marine owns 60% of Chang An Consultants Ltd., a joint venture with China Changjiang National Shipping Corporation (“CSC Group”) that serves as a vehicle for the provision of marine insurance brokerage and other marine business services by AL Marine. AL Marine owns 85% of EdushipAsia Ltd. In 2005 and 2004, EdushipAsia Ltd was appointed as an exclusive agent by the Institute of Chartered Shipbrokers (UK) (“ICS ”) to set up ICS’s first distant learning centre in Shanghai, PRC.

As a result of the Agreement, the transaction was treated for accounting purposes as a capital transaction and reverse merger by the accounting acquirer (Alco) and as a reorganization of the accounting acquiree (Lotus). Accordingly, the financial statements include the following:

The balance sheet consists of the net assets of the acquirer at historical cost and the net assets of the acquiree at historical cost; and

The statements of operations include the operations of the acquirer for the years presented and the operations of the acquiree from the date of the merger.

ALCO, Inc. and AL Marine are hereafter referred to as the Company.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - ORGANIZATION AND OPERATIONS (continued)

Control by Principal Stockholders

The directors, executive officers, their affiliates and related parties own, beneficially and in the aggregate, the majority of the voting power of the outstanding share capital of the Company. Accordingly, directors, executive officers and their affiliates, if they voted their shares uniformly, would have the ability to control the approval of most corporate actions, including approving significant expenses, increasing the authorized capital stock and the dissolution, merger or sale of the Company's assets.

Note 2 - SIGNIFICANT ACCOUNTING POLICIES

Economic and Political Risks

The Company faces a number of risks and challenges since its assets are located in Hong Kong,  a Special Administrative Region of the People's Republic of China ("PRC"), and its revenues are derived from its operations therein.  The PRC is a developing country with an early stage market economic system, overshadowed by the state.  Its political and economic systems are very different from the more developed countries and are in a state of change.  The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States.  Such shocks, instabilities and crises may in turn significantly and negatively affect the Company's performance.

Basis of Presentation

The consolidated financial statements include the accounts of the Company and all its majority-owned subsidiaries which require consolidation.  Inter-company transactions have been eliminated in consolidation.

The accompanying financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").  This basis of accounting differs from that used in the statutory accounts of the Company, which are prepared in accordance with the "Hong Kong Accounting Standard" ("HKAS").

Certain accounting principles, which are stipulated by US GAAP, are not applicable in the HKAS.  The difference between HKAS accounts of the Company and its US GAAP financial statements is immaterial.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note - 2 SIGNIFICANT ACCOUNTING POLICIES (continued)

The Company maintains its books and accounting records in Hong Kong dollar ("HK$"), which is determined as the functional currency.  Assets and liabilities of the Company are translated at the prevailing exchange rate at each year end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income statement accounts are translated at the average rate of exchange during the year. Translation adjustments arising from the use of different exchange rates from period to period are include in the cumulative translation adjustment account in shareholders' equity. Gain and losses resulting from foreign currency transactions are included in operations.

Concentration of Credit Risk

Financial instruments which subject the Company to concentrations of credit risk consist principally of accounts receivable and cash.  Exposure to losses on receivables is dependent on each customer's financial condition.  The Company controls its exposure to credit risk through a process of credit approvals, credit limits and monitoring procedures, establishing allowances for anticipated losses.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period.  Actual results, when ultimately realized could differ from those estimates.

Significant Estimates

Several areas require significant management estimates relating to uncertainties for which it is reasonably possible that there will be a material change in the near term. The more significant areas requiring the use of management estimates relate to the valuation of accounts receivable and payable, equipment, accrued liabilities, and the useful lives for amortization and depreciation.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 -

SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition

Commission revenue is recognized as of the effective date of the insurance policy or the date the customer is billed, whichever is later. At that date, the earnings process has been completed and the Company can reliably estimate the impact of policy cancellations based upon historical cancellation experience adjusted by known circumstances. The policy cancellation reserve is periodically evaluated and adjusted as necessary. Subsequent commission adjustments are recognized upon notification from the insurance companies. Commission revenues are reported net of commissions paid to sub-brokers. Fee income is recognized as services are rendered.

Cash and Cash Equivalents

The Company invests idle cash primarily in money market accounts, certificates of deposit and short-term commercial paper. Money market funds and all highly liquid debt instruments with an original maturity of three months or less are considered cash equivalents.

Commissions Receivable

Commissions receivable are reported as net of premiums receivable from customers and premiums payable to respective insurers and commissions payable to sub-brokers, if any, then less an allowance for any doubtful amounts.

We made allowance for doubtful accounts based on a review of all outstanding amounts on a monthly basis. We analyze the aging of receivable balances, historical bad debts, customer concentrations, customer credit-worthiness, current economic trends and changes in our customer payment terms. Significant changes in customer concentration or payment terms, deterioration of customer credit-worthiness or weakening in economic trends could have a significant impact on the collectibility of receivables and the allowance. If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances will be made.

Property, Plant and Equipment

Property, plant and equipment are carried at cost.  The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in the income statement in the year of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets.  The annual percentages applied are:

Motor vehicles

20%

Furniture and fixtures

15%

Office equipment

15%

Leasehold improvements

20%

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Payable and Claims Payable

In its capacity as an insurance agent or broker, the Company collects premiums from customers and, after deducting its commissions, remits the premiums to the respective insurers; the Company also collects claims or refunds from insurers on behalf of customers. Unremitted insurance premiums and claims are held in a fiduciary capacity. The obligation to remit premiums is recorded as accounts payable and the obligation to remit claims and refunds is recorded as claims payable on the balance sheet.

Pension Costs

Mandatory contributions are made to the Hong Kong's Mandatory Provident Fund (MPF), based on a percentage of the employees' basic salaries.  The cost of these payments are charged to the profit and loss accounts as they become payable in accordance with the rule of the MPF Scheme.  The employer contributions vest fully with the employees when contributed into the MPF Scheme.

Income Taxes

Income tax expense is based on reported income before income taxes. Deferred income taxes reflect the effect of temporary differences between assets and liabilities that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. In accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes," these deferred taxes are measured by applying currently enacted tax laws.  The effective tax rate was 17.5% in 2005 and 2004.

The Company did not provide any current or deferred income tax provision or benefit for any period presented to date because book income is substantially equal to taxable income, with only minor timing differences with regard to the depreciation of fixed assets. Management has determined that any deferred tax asset or liability is inconsequential, and not material to the financial statements.

Fair Value of Financial Instruments

The carrying value of financial instruments, including cash and cash equivalents, receivables, accounts payable and accrued expenses, approximates their fair value at December 31, 2005, due to the relatively short-term nature of these instruments.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2 - SIGNIFICANT ACCOUNTING POLICIES (continued)

Valuation of Long-Lived assets

The Company periodically analyzes its long-lived assets for potential impairment, assessing the appropriateness of lives and recoverability of unamortized balances through measurement of undiscounted operating cash flows on a basis consistent with US GAAP.

Related Party Transactions

The captions "Due from directors" and "Due from related companies" represent loans receivable that are unsecured, non-interest bearing and have no fixed terms of repayment, and therefore are not considered current assets. The related companies are owned by directors of the Company.

The captions "Due to director" and "Due to related company" represent loans payable that are unsecured, non-interest bearing and have no fixed terms of repayment, therefore, deemed payable on demand. The related company is a development company owned by directors of the Company.

The Company rents office space in Hong Kong and Shanghai from a company owned by directors of the Company.

Foreign Currency and Other Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Hong Kong dollar (HK$). The financial statements are translated into US dollars from HK$ at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The Hong Kong Monetary Authority (HKMA), Hong Kong's central bank, maintain a Linked Exchange Rate System since 1983. The HKMA operates Convertibility Undertakings on both the strong side and the weak side of the Linked Rate of US$1:HK$7.8.  In fact, the exchange rate for HK$ to US dollars has varied by only 100ths during 2005 and 2004. Thus, the consistent exchange rate used has been 7.80 HK$ per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

Foreign currency transactions are those that required settlement in a currency other than HK$. Gain or loss from foreign currency transactions, or exchange loss, are recognized in income in the period they occur.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 2-SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period.  Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  Since the Company's common stock currently does not trade, the dilutive effect of any warrants or convertible notes outstanding cannot be determined.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board ("FASB") issued FASB Statement No. 154  "Accounting Changes and Error Corrections – a replacement of APB Opinion No. 20 and FASB Statement No. 3".  This statement replaces APB Opinion No. 20 "Accounting Changes" and FASB Statement No. 3 "Reporting Accounting Changes in Interim Financial Statements", and changes the requirements for the accounting for and reporting of a change in accounting principle.  It applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement which does not include specific transition provisions.  FASB No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle,  unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.

When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this statements requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date applicable.  The adoption of the statement had no impact on the Company's results of operation or financial position.

In December 2004, the FASB issued SFAS No. 123R "Share-Based Payment." This Standard addresses the accounting for transactions in which a company receives employee services in exchange for (a) equity instruments of the company or (b) liabilities that are based on the fair value of the company's equity instruments or that may be settled by the issuance of such equity instruments. This Standard eliminates the ability to account for share-based compensation transactions using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and requires that such transactions be accounted for using a fair-value-based method. The Standard is effective for periods beginning after June 15, 2005.  The adoption of the statement had no impact on the Company's results of operation or financial position.

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 3-CASH

Cash consist of the following:	December 31,
2005

Cash on hand	$4,062
Cash in Bank
Bank of America	1,612,671
Bank of China	4,413
$1,621,146

Cash balances are held principally at one financial institution and are not insured.  The Company believes it mitigates its risk by investing in or through major financial institutions.  Recoverability is dependent upon the performance of the institution.

Note 4-RESTRICTED CASH

Restricted cash are cash balances held by a bank, mainly consisting of premium collected from customers and payable to insurers, and claims received from insurers and payable to policyholders.

When we receive a premium from a customer, we debit the lam sum amount into one bank account and establish a schedule to keep tract of the amount of premium payable to the insurer. At the monthly closing, we reclassify the amount of premium payable to insurers as restricted cash.  Also, when we receive a claim on behalf of a policyholder, we debit restricted cash, and credit claim payable and other payable, if necessary.  The restricted cash balance was $1,348,910 as of December 31, 2005.

Note 5-COMMISSIONS RECEIVABLE

Commissions receivable consist of the following:	December 31,
2005

Commissions receivable	$254,223
Less: allowances for doubtful accounts	114,903
$139,320

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 7 - BANK OVER DRAFT

Note 6 - PROPERTY, PLANT AND EQUIPMENT

Property, Plant and Equipment consists of the following: December 31 2005

Furniture and fixtures				$144,212
Office equipment				87,424
Leasehold improvements				58,567
				290,203
Less: Accumulated depreciation				262,570
				$27,633

Depreciation expense for the years ended December 31, 2005 and 2004 was $24,861 and $31,330 respectively. ..

			The Bank Over Draft consists of the following as of December 31, 2005:

		Loan		Monthly
	Financial Institutions	Amount	Duration	Interest Rate
Collateral *	United Oversea Bank		Repayable on demand	3% over Prime Lending rate
		12,821
			Repayable on demand	2% over Prime Lending rate
		33,082
		$45,903

	(*) Pledged of GBP 26,000 fixed deposit in the name of 3rd parties and Personal guarantee for HK$100,000 signed by 3rd parties

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 8 - DUE TO SHAREHOLDERS

Due to shareholders consist of the following:			December 31,
			2005

CSC Enterprises Development (HK) Co Ltd			$25,641
Chiang Wei Heng Henry			(128)
Chin Tsu- Kuang			(64)
			$25,449

Note 9 - DUE TO DIRECTORS

Due to directors consist of the following:			December 31,
			2005

Andrew Liu Fu Kang			$89,855
John Liu Shou Kang			-
			$89,855

Note 10 - RELATED PARTY TRANSACTION

The Company rents office space in Hong Kong and Shanghai on an annual basis from companies owned by directors of the Company. The relevant rent expenses consist of following:
		December 31,
		2005	2004
Location	Landlord

HK Office Room 501 and 502A	Fortune Ocean Ltd	$105,231	$111,433
HK Office Room 502B	Fortune Ocean Ltd	8,308	-
Shanghai Office and quarter	Fortune Ocean and Andrew Liu Fu Kang
		46,154	100,000
	First Pacific Development Ltd
HK Director (Andrew) quarter		9,475	-
		$169,168	$211,433

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 11 - COMPENSATION EXPENSES

The Company's officers and directors are also shareholders of the Company. Traditionally, the Company has paid a dividend rather than salaries and wages as compensation for services rendered.  This dividend is considered a bonus compensation expense for accounting purposes.  In the future, the Company plans to compensate the officers with salaries and wages rather than the dividend. Dividends (bonuses) paid for 2005 and 2004 are as follows:

Compensation expenses consist following:	December 31,
	2005	2004

Andrew Liu Fu Kang	$-	$459,427
John Liu Shou Kang	-	25,000
Madam Yap Swee May	-	289,618
CSC Enterprises Development (HK) Co Ltd	-	33,333
	$-	$807,378

Note 12 - INCOME TAXES

The Company's effective tax rate for the years ended December 31, 2005 and 2004 was 17.50%.

The provisions for income taxes for each of the two years ended December 31, 2005 and 2004 are summarized as follows:

Hong Kong only:	2005	2004

Current	$294,190	$147,119
Deferred	-	-
	$294,190	$147,119

ALCO, INC.

NOTES TO FINANCIAL STATEMENTS

Note 13 - COMMON STOCK

During the quarter ended September 30, 2005, the Company issued 100,000 (1,000,000 pre-split) shares of common stock in reliance upon exemptions from registration under the Securities Act of 1933.  The shares were issued to Mid-Continental Securities Corporation on or about August 5, 2005, for total consideration of $40,000, or $0.40 ($0.04 pre-split) per share.  The consideration included cash advances of $20,000 made by Mid-Continental Securities Corporation for payment of on-going legal, accounting and operational expenses, and services valued at $20,000 in conjunction with completing a name change, preparation and filing of a registration statement on Form 10 - SB under the Securities Act of 1934, and preparation and filing of required periodic under the Securities Exchange Act of 1934.   The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D adopted under the Securities Act of 1933.

Note 14- COMMITMENTS AND CONTINGENCIES

The Company's business operations exist solely in the PRC and are subject to significant risks not typically associated with companies in North America and Western Europe.  These include risks associated with, among others, the political, economic and legal environments and foreign currency limitations.

The Company's results may thus be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies, laws, regulations, anti-inflationary measures, currency conversion and remittance limitation, and rates and methods of taxation, among other things.

Dealer Prospectus Delivery Obligation

Until ______ 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to Section 78.751 of the Nevada Revised Statutes, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with the action, suit or proceeding if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The corporation may indemnify any person who was or is a party or is threatened to he made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in the corporation’s favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses including amount paid in settlement and attorneys fees actually and reasonable incurred by such person in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction determining, after exhaustion of all appeals therefrom, to be liable to the corporation or for amount paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the company pursuant to the foregoing provisions, ALCO has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ALCO will incur the following expenses in relation to this offering, assuming that all 1,000,000 shares are sold in this offering and assuming we do not pay brokerage commissions:

Type of Expense	Amount
Registration Fees	$321
Legal Fees	$20,000 (1)
Accounting Fees	$10,000 (1)
Miscellaneous	$10,000 (1)
Total	$40,321 (1)

(1)

Estimated

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price per Share
Mid-Continental Securities Corporation (a)	August 5, 2005	100,000	$40,000	$0.40 (1)
Andrew Liu	December 9, 2005	6,203,668	Pursuant to share exchange	Pursuant to share exchange (2)
John Liu	December 9, 2005	2,553,935	Pursuant to share exchange	Pursuant to share exchange (2)
Mdm Yap S M	December 9, 2005	364,290	Pursuant to share exchange	Pursuant to share exchange (2)
Strong Win Limited (b)	December 9, 2005	249,045	Pursuant to share exchange	Pursuant to share exchange (2)
Mid-Continental Securities Corp. (a)	December 9, 2005	146,497	Pursuant to share exchange	Pursuant to share exchange (2)
Wilson Cheung	December 9, 2005	125,011	Pursuant to share exchange	Pursuant to share exchange (2)
Lam Wah	December 9, 2005	124,034	Pursuant to share exchange	Pursuant to share exchange (2)

(a)

The control person of Mid-Continental Securities Corporation is Marc Anthony.

(b)

The control persons of Strong Win Limited are Terence Yap and Eppie Wong.

(1)

During the quarter ended September 30, 2005, ALCO issued 100,000 shares of common stock in reliance upon exemptions from registration under the Securities Act of 1933.  The shares were issued to Mid-Continental Securities Corporation on or about August 5, 2005, for total consideration of $40,000, or $0.40 per share.  The consideration included cash advances of $20,000 made by Mid-Continental Securities Corporation for payment of on-going legal, accounting and operational expenses, and services valued at $20,000 in conjunction with completing a name change, preparation and filing of a registration statement on Form 10-SB under the Securities Act of 1934, and preparation and filing of required periodic under the Securities Exchange Act of 1934.   The shares were issued in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, and Rule 506 of Regulation D adopted under the Securities Act of 1933.

(2)

On December 9, 2005, ALCO completed a share exchange with the shareholders of AL Marine, pursuant to which ALCO issued 9,766,480 shares of ALCO’s common stock to shareholders of AL Marine in exchange for all of the issued and outstanding shares of AL Marine.  The shares were issued in reliance upon an exemption from registration provided by Regulation S under the Securities Act of 1933 for offshore transactions.

EXHIBITS

2.1

Agreement for Share Exchange dated November 22, 2005, by and among LOTUS CAPITAL CORP., a Nevada corporation, AL MARINE HOLDINGS LTD., a British Virgin Islands corporation, and the Shareholders of AL MARINE (herein incorporated by reference from report on Form 8-K for report dated November 22, 2005 and filed with the Securities and Exchange Commission on December 9, 2005).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2005).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on January 6, 2005).

5.1

Opinion of Corporate Counsel *

10.1

Exclusive representative agreement between ALC and The Strike Club (herein incorporated by reference from the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 5, 2006).

10.2

Agreement between EduShipAsia Ltd. and the Institute of Chartered Shipbrokers appointing EduShipAsia Ltd. as ICS’s exclusive agent in China (herein incorporated by reference from the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 5, 2006).

10.3

Employment Agreement between Andew Liu & Company, Ltd. and Andrew Liu. *

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ex103002.jpg

ex103003.jpg

ex103004.jpg

ex103005.jpg

10.4

Employment Agreement between Andew Liu & Company, Ltd. and John Liu. *

ex104001.jpg

ex104002.jpg

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ex104004.jpg

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21.1

List of Subsidiaries of ALCO, Inc. (herein incorporated by reference from the Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on June 5, 2006).

23.1

Consent of Certified Public Accountants from Kempisty & Company, CPAs, P.C. *

exh231.jpg

23.2

Consent of Certified Public Accountants from Child, Sullivan & Company *

ex232001.jpg

23.3

Consent of Corporate Counsel (included in Exhibit 5.1)

* Filed herewith

UNDERTAKINGS

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

(3)

To file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b)(§230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Hong Kong on this 14th day of September 2006.

ALCO, INC.

By: /s/ Andrew Liu

CEO and Chairman

Date: September 14 , 2006

By: /s/ Yip Kam Ming

Chief Financial Officer (Principal Financial and Accounting Officer)

Date: September 14, 2006

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

By: /s/ Andrew Liu

CEO and Chairman

Date:  September 14 , 2006

By: /s/ John Liu

Director

Date:  September 14 , 2006

By: /s/ Yip Kam Ming

Chief Financial Officer

Date: September 14 , 2006